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                                                                     EXHIBIT 5.1

                          GOODWIN, PROCTER & HOAR LLP
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881



                                                        TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 227-8591

                               December 30, 1999



Summit Properties Inc.
212 South Tryon Street, Suite 500
Charlotte, North Carolina 28281

         Re:      Legality of Securities to be Registered Under
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration statement on Form S-3 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 2,214,803 shares of common stock, par value $.01 per share ("Common Stock"), of Summit Properties Inc., a Maryland corporation (the "Company"), consisting of
(i) 178,045 shares of Common Stock (the "Redemption Shares") that may be issued by the Company if and to the extent that the 178,045 common units of limited partnership interest (the "Units") in Summit Properties Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), originally issued to certain unitholders in connection with the acquisition by the Operating Partnership of a portfolio of apartment communities located in Texas, are presented to the Operating Partnership for redemption (which may occur at any time on or after January 1, 2000) and the Company exercises its rights under the Operating Partnership's agreement of limited partnership, as amended (the "Partnership Agreement"), to acquire such Units in exchange for Redemption Shares; and (ii) 2,036,758 shares of Common Stock (the "Original Shares") that may be sold for the respective accounts of certain stockholders of the Company.

         In connection with rendering this opinion, we have examined (i) the Amended and Restated Articles of Incorporation of the Company, as amended to date and on file with the Maryland State Department of Assessments and Taxation,
(ii) the Bylaws of the Company, as amended to date, (iii) such records of the corporate proceedings of the Company as we deemed material, (iv) the Registration Statement and the exhibits thereto, and (v) such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the


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                          GOODWIN, PROCTER & HOAR LLP


Summit Properties Inc.
December 30, 1999
Page 2

authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

         We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and The Commonwealth of Massachusetts and the Maryland General Corporation Law, and also express no opinion with respect to the blue sky or securities laws of any state, including Massachusetts and Maryland.

         Based upon the foregoing, we are of the opinion that (i) when the Redemption Shares have been issued in exchange for the Units tendered for redemption to the Operating Partnership as contemplated by the Partnership Agreement, the Redemption Shares will be validly issued, fully paid and nonassessable; and (ii) the Original Shares are validly issued, fully paid and nonassessable.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to being named as counsel to the Company in the Registration Statement, to the reference therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                           Very truly yours,

                                           /s/ Goodwin, Procter & Hoar LLP

                                           GOODWIN, PROCTER & HOAR LLP